                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                          LEXMARK INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          LEXMARK INTERNATIONAL, INC.
                            ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550

March 21, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International, Inc., which will be held on Wednesday, April 30, 2003, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

     The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting. I would like to focus your attention on the request for your approval of the Stock Incentive Plan, as amended and restated. Your Board of Directors and management believe strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company's management receives from stock-based incentives, which closely align management's interests with those of our stockholders, and that these stock-based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. In order to be able to continue these stock-based compensation programs, we need your approval of an increase in the number of shares available for such programs, and we ask that you approve an increase of 6,000,000 shares. The details of this and the other proposed amendments to the Stock Incentive Plan are described in the Proxy Statement and the full text of the Stock Incentive Plan, as amended and restated, is included in the Proxy Statement as Exhibit B.

     It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

     I look forward to seeing you on April 30.

                                          Sincerely,

                                          /s/ Paul J. Curlander
                                          Paul J. Curlander
                                          Chairman and
                                          Chief Executive Officer

                          LEXMARK INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ON WEDNESDAY, APRIL 30, 2003

March 21, 2003

To the Stockholders:

     The Annual Meeting of Stockholders of Lexmark International, Inc. (the "Company") will be held on Wednesday, April 30, 2003, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511, for the following purposes:

          1.  To elect four Directors for terms expiring in 2006;

          2. To approve the Company's Stock Incentive Plan, as amended and restated; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on Friday, March 7, 2003 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors

                                          /s/ Vincent J. Cole
                                              Vincent J. Cole
                                              Secretary

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                          LEXMARK INTERNATIONAL, INC.
                            ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550

                       ---------------------------------

                                PROXY STATEMENT

                       ---------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company on Wednesday, April 30, 2003, to be held at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 21, 2003. The Company's Annual Report for the fiscal year ended December 31, 2002 is enclosed.

     Only stockholders of record at the close of business on Friday, March 7, 2003 will be entitled to vote at the meeting. As of such date, there were 126,863,815 shares (excluding shares held in treasury) of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

     The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

     Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector will determine whether a quorum is present. The Directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from a nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

     Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of the Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding other proposals. The affirmative vote of a majority of the shares of Class A Common Stock present in person or by proxy is required to approve the Company's Stock Incentive Plan, as amended and restated. Abstentions on proposals that require the approval of a majority of the shares of Class A Common Stock present in person or by proxy and entitled to vote will have the effect of a vote against such proposals.

     If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, thus, will not be counted in determining whether that matter receives a majority of the shares of Class A Common Stock present and entitled to vote at the meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Action will be taken at the 2003 Annual Meeting to elect four Class III Directors to serve until the 2006 Annual Meeting of Stockholders. The nominees, as well as the Class II and Class I Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 2003 Annual Meeting of Stockholders are Michael J. Maples, Stephen R. Hardis, William R. Fields and Robert Holland, Jr. Messrs. Maples, Hardis, Fields and Holland have been Directors since February 1996, November 1996, December 1996, and December 1998, respectively. Messrs. Maples, Hardis, Fields and Holland were elected by the stockholders in April 2000 to serve as Class III Directors with terms expiring at the 2003 Annual Meeting of Stockholders.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CLASS III (TERM ENDING 2006)

     Mr. Michael J. Maples, age 60, has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft, he was Director of Software Strategy for IBM. Mr. Maples also serves as a director of
J. D. Edwards Co. and NetIQ Corporation.

     Mr. Stephen R. Hardis, age 67, has been a Director of the Company since November 1996. In July 2000, Mr. Hardis retired as Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President -- Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as Chairman of Axcelis Technologies, Inc. and as a director of American Greetings Corporation, Apogent Technologies, Inc., Marsh & McLennan Companies, Inc., Nordson Corporation, The Progressive Corporation and STERIS Corporation.

     Mr. William R. Fields, age 53, has been a Director of the Company since December 1996. Mr. Fields has served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. since 2002 and continues to serve as Chairman of APEC (China) Asset Management Ltd., a position he has held since 1999. Previously, Mr. Fields served as President and Chief Executive Officer of Hudson's Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc.

     Mr. Robert Holland, Jr., age 62, has been a Director of the Company since December 1998. In April 2001, Mr. Holland retired as Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997 and sold in April 2001. Mr. Holland maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Previously, Mr. Holland was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He also serves as a director of Carver Bancorp, Inc., The MONY Group Inc. and YUM! Brands, Inc.

     The following information on Class II and Class I Directors is submitted concerning the other Directors of the Company whose election is not being sought at this meeting and whose terms of office will continue after the 2003 Annual Meeting of Stockholders.

CLASS II (TERM ENDING 2005)

     Mr. B. Charles Ames, age 77, has been a Director of the Company since March 1991. Since prior to 1991, Mr. Ames has been a principal of Clayton, Dubilier & Rice, Inc. Mr. Ames was previously Chairman and Chief Executive Officer of Reliance Electric Company, The Uniroyal Goodrich Tire Company and Acme Cleveland Corporation. Mr. Ames also serves as Chairman of Riverwood Holding, Inc and as a director of The Progressive Corporation.

     Mr. Ralph E. Gomory, age 73, has been a Director of the Company since March 1991. Since 1989, Mr. Gomory has served as President of the Alfred P. Sloan Foundation. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at International Business Machines Corporation ("IBM"). Mr. Gomory also serves as a director of The Washington Post Company.

     Mr. Marvin L. Mann, age 69, has been a Director of the Company since March 1991. In April 1999, Mr. Mann was named Chairman Emeritus upon his retirement as Chairman of the Board of the Company, a position he had held since March 1991. From March 1991 through May 1998, Mr. Mann also served as Chief Executive Officer, and from March 1991 through February 1997, he also served as President of the Company. Prior to such time, Mr. Mann was an IBM Vice President. Mr. Mann also serves as a director of Acterna Corporation and Imation Corporation and is Chairman of the Independent Trustees of Fidelity Funds.

     Ms. Teresa Beck, age 48, has been a Director of the Company since April 2000. Ms. Beck served as President of American Stores Co. from 1998 to 1999 and as Chief Financial Officer from 1993 to 1998. Prior to joining American Stores Co., Ms. Beck served as an audit manager for Ernst & Young LLP. Ms. Beck also serves as a director of Albertson's, Inc., Questar Corporation and Textron, Inc.

CLASS I (TERM ENDING 2004)

     Mr. Frank T. Cary, age 82, has been a Director of the Company since March 1991. Mr. Cary retired as Chief Executive Officer of IBM in January 1981. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus, Inc., ICOS Corporation, Lincare, Inc., and Vion Pharmaceuticals, Inc.

     Dr. Paul J. Curlander, age 50, has been a Director of the Company since February 1997. Since April 1999, Dr. Curlander has been Chairman and Chief Executive Officer of the Company. From May 1998 to April 1999, Dr. Curlander served as President and Chief Executive Officer, from February 1997 to May 1998, he served as President and Chief Operating Officer, and from January 1995 to February 1997, he served as Executive Vice President, Operations of the Company. In 1993, Dr. Curlander became a Vice President of the Company, and from 1991 to 1993 he was General Manager of the Company's printer business.

     Mr. Martin D. Walker, age 70, has been a Director of the Company since February 1997. Mr. Walker retired as the Chairman of the M.A. Hanna Company in December 1999, a position he had served in on an interim basis since October 1998. From October 1998 to June 1999, Mr. Walker also served as Chief Executive Officer of the M.A. Hanna Company on an interim basis. He had previously served as Chairman and Chief Executive Officer of the M.A. Hanna Company from September 1986 until December 1996, and continued as Chairman of the Board until June 1997 when he retired. Mr. Walker is also a director of ArvinMeritor, Inc., Comerica, Incorporated, The Goodyear Tire & Rubber Co., Textron, Inc., and The Timken Company.

     Mr. James F. Hardymon, age 68, has been a Director of the Company since July 1998. From July 1998 until his retirement in January 1999, Mr. Hardymon served as Chairman of Textron, Inc. From January 1993 to July 1998, Mr. Hardymon served as Chairman and Chief Executive Officer, and from January 1992 to January 1993, he served as President and Chief Executive Officer, of Textron, Inc., which he joined in November 1989 as President, Chief Operating Officer and Director. In 1993, he assumed the additional title of Chairman and relinquished the title of President in 1994. Prior to joining Textron, Mr. Hardymon had a 28-year career at Emerson Electric Co., where he held a number of positions including Vice Chairman, Chief Operating Officer, Director and President. Mr. Hardymon also serves as a director of Air Products and Chemicals, Inc., American Standard Inc., Championship Auto Racing Teams, Inc., and Circuit City Stores, Inc.

COMPOSITION OF BOARD AND COMMITTEES

     The Company's Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the twelve members of the Board of Directors, four have been elected as Class III Directors, four have been elected as Class I Directors, and four have been elected as Class II Directors, with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2003, 2004 and 2005, respectively. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

     The Board of Directors held six meetings during 2002. All members of the Board attended at least 75% of the meetings of the Board and committees of the Board on which they served.

     The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee. The Board changed the committee membership of each of the committees at its April 2002 meeting.

     The Executive Committee consists of Messrs. Cary, Gomory, Holland, Mann and Dr. Curlander, with Dr. Curlander serving as Chair. Prior to April 2002, the Executive Committee consisted of Messrs. Ames, Cary, Mann and Walker and Dr. Curlander, with Dr. Curlander serving as Chair. The Executive Committee is responsible for exercising all of the powers and authority of the Board of Directors during intervals between Board meetings, except for those powers delegated to the other committees of the Board and the powers which pursuant to Delaware law may not be delegated to a committee of the Board. The Committee did not meet during 2002.

     The Finance and Audit Committee consists of Ms. Beck and Messrs. Gomory, Hardymon, Holland and Maples, with Ms. Beck serving as Chair. Prior to April 2002, the Finance and Audit Committee consisted of Ms. Beck and Messrs. Cary, Hardis, Hardymon, Holland and Maples, with Mr. Cary serving as Chair. Each current and former member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Finance and Audit Committee adopted a written charter in April 2000 and amended such charter in February 2001, February 2002 and February 2003. A copy of the charter is attached to this Proxy Statement as Exhibit A. The Finance and Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight and monitoring responsibilities to the stockholders in matters relating to corporate accounting and reporting practices, financial controls, capital structure, the borrowing and repayment of funds by the Company, and other matters related to the preparation of the audited financial statements of the Company. The Committee held five meetings during 2002.

     The Compensation and Pension Committee consists of Messrs. Ames, Cary, Fields, Hardis and Walker, with Mr. Ames serving as Chair. Prior to April 2002, the Compensation and Pension Committee consisted of Messrs. Ames, Fields, Gomory and Walker, with Mr. Ames serving as Chair. The Compensation and Pension Committee is responsible for assuring that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Company for the attainment of the Company's goals and objectives. The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Company's pension plan, 401(k) savings plan and employee stock purchase plan. The Committee held six meetings during 2002.

     The Corporate Governance and Public Policy Committee consists of Ms. Beck and Messrs. Ames, Hardymon, Mann and Walker, with Mr. Walker serving as Chair. Prior to April 2002, the Corporate Governance and Public Policy Committee consisted of Messrs. Ames, Cary, Gomory, Mann and Walker, with Mr. Walker serving as Chair. The Corporate Governance and Public Policy Committee is responsible for providing counsel to the Board with respect to corporate governance issues, including Board and committee organization, membership, and function, and acting in an advisory capacity to the Board and the Company's management on public policy issues. The Corporate Governance and Public Policy Committee is also responsible for the nomination of persons for election to the Board and will consider nominees recommended by stockholders. The Committee held three meetings during 2002.

COMPENSATION OF DIRECTORS

     The Company's policy is to pay compensation only to those Directors who are not also employees of the Company or any of its subsidiaries or affiliated with any principal stockholder of the Company (each, an "Eligible Director"). All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

     In 2002, each Eligible Director of the Company received an annual retainer of $30,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings held on the same day, a daily attendance fee of $1,250 ($2,000 for Finance and Audit Committee members) for attendance at committee meetings which were held the evening before a Board meeting and $750 per meeting for participation in telephonic meetings. Any such Eligible Director who served as the chair of a committee also received an annual retainer of $3,500 ($5,000 for the Finance and Audit Committee Chair).

     Beginning in 2003, each Eligible Director of the Company will receive an annual retainer of $33,000. Each Eligible Director of the Company who is a member of the Finance and Audit Committee will receive a daily attendance fee of $2,500 for attendance at committee meetings which are held the evening before a Board meeting. Any Eligible Director who serves as the chair of a committee other than the Finance and Audit Committee will receive an annual retainer of $5,000. The Finance and Audit Committee Chair will receive $7,500. All other compensation paid to each Eligible Director of the Company will remain the same.

     In addition, each Eligible Director has the opportunity to participate in the Company's Nonemployee Director Stock Plan (the "Director Plan") described below. In April 2002, all Eligible Directors received an Annual Award (as defined below) of options to purchase 2,600 shares. It is currently anticipated that Annual Awards will continue to be made in order to attract, retain and motivate the best qualified Directors and to enhance a long-term mutuality of interest between the Company's Directors and stockholders. The number of options granted in an Annual Award is reviewed annually by the Board of Directors. In 2002, the total exercise price of the grant was approximately $150,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. The Board of Directors has determined based on an analysis of comparable company market data that the 2003 Annual Award should remain at approximately $150,000 in total exercise price based on the closing price of the Class A Common Stock on the last day of the prior fiscal year.

     Under the Director Plan, upon election to the Board, each Eligible Director of the Company receives a one-time grant of options to purchase shares of Class A Common Stock at a purchase price per share equal to the fair market value of a share of Class A Common Stock on the date of grant (the "Initial Award"). The number of options granted in the Initial Award for an Eligible Director elected in any calendar year is reviewed annually by the Board of Directors. In 2003, the total exercise price of any Initial Award will be approximately $300,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. Each Eligible Director may, at the discretion of the Board, also be granted one or more option awards after the Initial Award (each an "Annual Award").

     In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the "Annual Fees") and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units.

     The Company has entered into indemnification agreements with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table furnishes certain information, to the best knowledge of the Company, as of March 7, 2003, as to the shares of Class A Common Stock beneficially owned by (i) each Director of the Company, (ii) each person serving as the Chief Executive Officer during 2002 and the four other most highly compensated officers of the Company, (iii) all Directors and executive officers of the Company as a group and (iv) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                                          AMOUNT AND NATURE        PERCENTAGE
BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP      OF CLASS
----------------                                       -----------------------     ----------
Davis Selected Advisers, L.P. .......................        10,185,484(1)            8.07%
  2949 East Elvira Road, Suite 101
  Tucson, AZ 85706
Marsh & McLennan Companies, Inc. ....................         9,817,755(2)            7.70
  1166 Avenue of the Americas
  New York, NY 10036
B. Charles Ames......................................           103,394(3)(4)            *
Teresa Beck..........................................             7,799(3)               *
Frank T. Cary........................................            65,429(3)               *
William R. Fields....................................            38,945(3)               *
Ralph E. Gomory......................................            49,844(3)               *
Stephen R. Hardis....................................            81,660(3)               *
James F. Hardymon....................................            14,325(3)               *
Robert Holland, Jr. .................................            13,886(3)               *
Marvin L. Mann.......................................         1,277,087(3)(5)         1.01
Michael J. Maples....................................            28,575(3)               *
Martin D. Walker.....................................            43,266(3)(6)            *
Paul J. Curlander....................................         1,243,456(3)               *
Gary E. Morin........................................           336,152(3)               *
Paul A. Rooke........................................           160,153(3)               *
Vincent J. Cole......................................           201,649(3)(7)            *
Timothy P. Craig.....................................            18,112(3)               *
All directors and executive officers as a group (23
  persons)...........................................         4,037,810(3)            3.18

---------------

 * Less than 1% of class.

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 20, 2003. Davis Selected Advisers, L.P., a registered investment adviser, is the beneficial owner of 10,185,484 shares over which it has sole voting and sole dispositive power.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, by Putnam LLC (d/b/a Putnam Investments), a holding company and wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh"), filing on behalf of itself, Marsh, Putnam Investment Management, LLC ("Investment Management") and The Putnam Advisory Company, LLC ("Advisory Company"). Investment Management, a registered investment adviser to the Putnam family of mutual funds, has shared voting power over 465,659 shares and shared dispositive power over 7,936,860 shares. Advisory Company, a registered investment adviser to institutional clients, has shared voting power over 771,572 shares and shared dispositive power over 1,880,895 shares.

(3) Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following March 7, 2003 by the following persons and groups in the following amounts: B. Charles Ames, 8,820 shares; Teresa Beck, 3,920 shares; Frank T. Cary, 20,679 shares; William R. Fields, 32,988 shares; Ralph E. Gomory, 22,099 shares; Stephen R. Hardis, 33,820 shares; James F. Hardymon, 8,150 shares; Robert Holland, Jr., 10,100 shares; Marvin L. Mann, 728,776 shares; Michael J. Maples, 15,490 shares; Martin D. Walker, 31,320 shares; Paul J. Curlander, 827,179 shares; Gary E. Morin, 299,919 shares; Paul A. Rooke, 104,561 shares; Vincent J. Cole, 122,465 shares; Timothy P. Craig, 18,112 shares; and all Directors and executive officers as a group (23 persons), 2,555,537 shares. These shares also include Elective Deferred Stock Units that were acquired by executive officers and Supplemental Deferred Stock Units and Restricted Stock Units that have become vested. These shares do not include Supplemental Deferred Stock Units that have yet to become vested in full on the fifth anniversary of their date of grant subject to continued employment. Also included in these shares are Deferred Stock Units that Directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan. These shares also include shares allocated to the employee through participation in the Lexmark Savings Plan. The shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant in the plan. These shares also include shares allocated to the employee through participation in the Employee Stock Purchase Plan. The shares held in the Employee Stock Purchase Plan can be voted by each employee, and each employee has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, each participant would have the right to tender or not tender his or her shares, subject to a one-year holding period required by the terms of the plan.

(4) Mr. Ames' shares include 75,000 shares owned by a family limited partnership, of which 97% of the limited partnership interests are held by two revocable trusts -- one established for the benefit of Mr. Ames, for which he is the trustee, and one established for the benefit of Mr. Ames' spouse, for which Mr. Ames' spouse is the trustee. Mr. Ames' shares also include 15,000 shares that are held by a limited liability company in which all of the membership units are held equally (50% each) by Mr. Ames and his spouse. Mr. Ames disclaims beneficial ownership of all such shares.

(5) Mr. Mann's shares do not include 86,000 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann's shares include 455,960 shares and options to purchase 725,876 shares that are owned by three family limited partnerships. The general partner of each family limited partnership is a corporation, of which Mr. Mann is the controlling stockholder. Mr. Mann's shares also include 16,002 shares owned by Mr. Mann's spouse. Mr. Mann disclaims beneficial ownership of all such shares.

(6) Mr. Walker's shares include 6,848 shares owned by a revocable trust established by Mr. Walker for his own benefit. Mr. Walker disclaims beneficial ownership of all such shares.

(7) Mr. Cole's shares include 23,205 shares and options to purchase 1,236 shares that are held by a limited liability company ("LLC") of which he is the general manager. Mr. Cole holds 4% of the membership units of the LLC and the remaining 96% of the membership units of the LLC are held equally (48% each) by two trusts for the benefit of his children. Mr. Cole disclaims beneficial ownership of 96% of the securities held by the LLC.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that it failed to timely file one report on behalf of each of Messrs. Cary and Gomory in connection with the settlement of 1,533 and 1,933 deferred stock units, respectively, for an equivalent number of shares of the Company's Class A Common Stock on December 12, 2001. The deferred stock units were received by each of the directors in December 1996 as a result of the deferral of cash compensation for their Board service.

                             EXECUTIVE COMPENSATION

     The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company based on 2002 salary and annual incentive compensation (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual salary and the annual incentive compensation included in the Summary Compensation Table. Also described below is the future compensation such individuals are eligible to receive under the Company's retirement plans and existing long-term incentive and equity programs.

     The following table sets forth the compensation earned by the Named Executive Officers for all services rendered to the Company and its subsidiaries during the years ended December 31, 2002, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                       -----------------------   ----------------------------------------
                                                                                SECURITIES
                                                                  RESTRICTED    UNDERLYING        LTIP       ALL OTHER
      NAME AND PRINCIPAL                           INCENTIVE     STOCK AWARDS    OPTIONS        PAYOUTS     COMPENSATION
           POSITION             YEAR    SALARY    COMPENSATION       (1)           (#)            (2)           (3)
------------------------------  ----   --------   ------------   ------------   ----------     ----------   ------------
P. J. Curlander...............  2002   $846,438    $1,250,000     $        0     198,304(4)    $        0      $5,100
  Chairman and Chief            2001    786,959       152,415      2,504,000     171,928(4)     1,472,352       5,100
  Executive Officer             2000    704,671             0              0     220,000(5)             0       5,086
G. E. Morin...................  2002    386,438       419,225              0      50,079(4)             0       5,100
  Executive Vice President      2001    365,397        59,296              0      49,025(4)     1,051,680       5,100
  and Chief Financial Officer   2000    335,233             0              0      50,390(4)(5)          0       4,239
P.A. Rooke....................  2002    374,247       420,000              0      72,438(4)             0       5,100
  Executive Vice President      2001    324,274        58,175              0      47,000          476,762       5,100
  and Division President        2000    272,616             0              0      50,000(5)             0       5,086
V. J. Cole....................  2002    301,438       305,107              0      39,065(4)             0       5,100
  Vice President, General       2001    279,630        43,622              0      33,965(4)       420,672       5,100
  Counsel and Secretary         2000    247,616             0              0      35,000(5)             0       5,086
T. P. Craig...................  2002    303,973       227,283              0      53,150(4)             0       5,100
  Vice President and            2001    264,630        35,281              0      37,000                0       5,100
  Division President            2000    189,959             0              0      51,281(4)(5)          0       5,086

---------------

(1) The value reflected in the table is the value on the date of grant (calculated by multiplying the closing price of Lexmark Class A Common Stock on the date of grant by the number of restricted stock units awarded). The restricted stock units granted on February 21, 2001 to Dr. Curlander (50,000) will vest in three approximately equal installments on the second, fourth and sixth anniversaries of the grant date, subject to continuous employment through the applicable vesting date. Including the 2001 award, the aggregate number and value at year end 2002 (calculated by multiplying the closing price of Lexmark Class A Common Stock on December 31 2002, $60.50, by the number of restricted stock units outstanding at year end) of restricted stock units for Dr. Curlander is 50,000/$3,025,000.

(2) Includes payouts awarded under Lexmark's 1997-2000 Long-Term Incentive Program. A portion of the payout made to each of the Named Executive Officers who participated in the program was made in cash. Those amounts are as follows: Dr. Curlander -- $420,672, Mr. Morin -- $300,480, Mr.
    Rooke -- $136,218 and Mr. Cole -- $120,192. The remainder of the payout was made in restricted stock units. The number of restricted stock units awarded to each of the Named Executive Officers is as follows: Dr. Curlander -- 21,000, Mr. Morin -- 15,000, Mr. Rooke -- 6,800 and Mr. Cole -- 6,000. The
    values of the restricted stock units (calculated by multiplying the closing price of Lexmark Class A Common Stock on the date of grant by the number of restricted stock units awarded) that are included in the amounts listed in the Summary Compensation Table are as follows: Dr. Curlander -- $1,051,680, Mr. Morin -- $751,200, Mr. Rooke -- $340,544 and Mr. Cole -- $300,480. Each
    of the restricted stock units awarded was exchanged for one share of Lexmark Class A Common Stock on January 3, 2003.

(3) Matching contribution by the Company under the Lexmark Savings Plan.

(4) Includes replacement (reload) options awarded automatically upon exercise of options paid for with previously owned shares of Lexmark Class A Common Stock, as follows: 2002 Reloads -- Dr. Curlander -

    48,304, Mr. Morin -- 3,079, Mr. Rooke -- 10,438, Mr. Cole -- 6,065 (includes
    2,330 reload options granted to a limited liability company ("LLC") which is managed and partially owned by Mr. Cole (see footnote (7) to the Beneficial Ownership Table for further information regarding the LLC) and Mr.
    Craig -- 6,150; 2001 Reloads -- Dr. Curlander -- 21,928 (4,398 of which expired on August 28, 2001 prior to exercise), Mr. Morin -- 2,025 and Mr. Cole -- 965 (all of which expired on June 24, 2001 prior to exercise); 2000 Reloads -- Mr. Morin -- 390 and Mr. Craig -- 6,281 (1,041 of which expired on June 24, 2001 prior to exercise).

(5) Includes stock options granted on February 7, 2000 at an exercise price of $109.4375 with performance-accelerated vesting provisions for the 2000-2003 performance period to the Named Executive Officers as follows: Dr.
    Curlander -- 110,000, Mr. Morin -- 25,000, Mr. Rooke  -- 25,000, Mr.
    Cole -- 17,500 and Mr. Craig -- 17,000. Refer to "2000-2003
    Performance-Based Stock Options" in the "Long-Term Incentive Compensation" section of the Compensation Committee Report on Executive Compensation for a description of the material terms and conditions of these options. Of the 17,000 options held by Mr. Craig, 8,000 options were granted to him on April 26, 2000 at an exercise price of $111.50 and are subject to slightly different acceleration provisions based upon a combination of corporate and business unit objectives.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Company's equity compensation plans as of December 31, 2002.

                             NUMBER OF SECURITIES TO BE                                       NUMBER OF SECURITIES
                              ISSUED UPON EXERCISE OF        WEIGHTED AVERAGE EXERCISE       REMAINING AVAILABLE FOR
                                OUTSTANDING OPTIONS,           PRICE OF OUTSTANDING           FUTURE ISSUANCE UNDER
PLAN CATEGORY                   WARRANTS AND RIGHTS       OPTIONS, WARRANTS AND RIGHTS(1)   EQUITY COMPENSATION PLANS
-------------                --------------------------   -------------------------------   -------------------------
                                                        (NUMBER OF SECURITIES IN MILLIONS)
Equity compensation plans
  approved by
  stockholders(2)..........             12.4                          $46.85                           6.7
Equity compensation plans
  not approved by
  stockholders(3)..........              1.4                           45.63                           0.2
                                        ----                                                           ---
Total......................             13.8                           46.73                           6.9
                                        ====                                                           ===

---------------

(1) The numbers in this column represent the weighted average exercise price of stock options only.

(2) As of December 31, 2002, of the approximately 12.4 million awards outstanding under the equity compensation plans approved by stockholders, there were approximately 11.8 million stock options (of which 11,558,000 are employee stock options and 253,000 are nonemployee director stock options), 258,000 restricted stock units and supplemental deferred stock units, 134,000 voluntarily deferred performance shares that were earned as of the end of 2000, and 215,000 elective deferred stock units (of which 168,000 are employee elective deferred stock units and 47,000 are nonemployee director elective deferred stock units) that pertain to voluntary elections by certain members of management to defer all or a portion of their annual incentive compensation and by certain nonemployee directors to defer all or a portion of their annual retainer, chair retainer and/or meeting fees, that would have otherwise been paid in cash. Of the 6.7 million shares available,
    4.0 million relate to employee plans (of which 0.2 million may be granted as full-value awards), 0.2 million relate to the Nonemployee Director Stock Plan and 2.5 million relate to the Employee Stock Purchase Plan.

(3) The Company has only one equity compensation plan which has not been approved by its stockholders, the Lexmark International, Inc. Broad-Based Employee Stock Incentive Plan (the "Broad-Based Plan"). The Broad-Based Plan, which was established on December 19, 2000, provides for the issuance of up to 1.6 million shares of the Company's Class A Common Stock pursuant to stock incentive awards (including stock options, stock appreciation rights, performance awards, restricted stock units and deferred stock units) granted to the Company's employees, other than its Directors and executive officers. The Broad-Based Plan expressly provides that the Company's Directors and executive officers are not eligible to participate in the Plan. The Broad-Based Plan limits the number of shares subject to full-value awards (e.g., restricted stock units and performance awards) to 50,000 shares. The Company's Board of Directors may at any time terminate or suspend the Broad-Based Plan, and from time to time, amend or modify the Broad Based-Plan, but any amendment which would lower the minimum exercise price for options and stock appreciation rights or materially modify the requirements for eligibility to participate in the Broad-Based Plan, requires the approval of the Company's stockholders. In January 2001, all employees other than the Company's Directors, executive officers and senior managers, were awarded stock options under the Broad-Based Plan. All 1.4 million awards outstanding under this plan are in the form of stock options.

                             OPTION GRANTS IN 2002

                                             INDIVIDUAL GRANTS (1)
                       -----------------------------------------------------------------
                           NUMBER OF        PERCENT OF TOTAL
                           SECURITIES       OPTIONS GRANTED                                 GRANT DATE
                       UNDERLYING OPTIONS     TO EMPLOYEES       EXERCISE     EXPIRATION   PRESENT VALUE
NAME                      GRANTED (#)        IN FISCAL YEAR    PRICE ($/SH)      DATE         ($)(2)
----                   ------------------   ----------------   ------------   ----------   -------------
P.J. Curlander.......       150,000(3)            6.05%           $50.48       2/20/2012    $3,659,430
                              4,307(4)            0.17             52.86       1/28/2003        32,200
                              2,827(4)            0.11             52.86        2/9/2005        38,102
                                559(4)            0.02             59.78       1/28/2003         4,138
                              3,411(4)            0.14             59.78       1/28/2003        25,252
                              6,408(4)            0.26             59.78      11/15/2005       106,192
                              9,118(4)            0.37             52.10      11/15/2005       124,343
                              7,249(4)            0.29             57.25      11/15/2005       105,950
                             10,448(4)(5)         0.42             52.86       5/26/2002             0
                              3,977(4)(5)         0.16             57.25       1/28/2003             0
G.E. Morin...........        47,000(3)            1.90             50.48       2/20/2012     1,146,621
                              3,079(4)            0.12             57.25        1/8/2006        46,077
P.A. Rooke...........        47,000(3)            1.90             50.48       2/20/2012     1,146,621
                             15,000(3)            0.61             59.42      10/31/2012       410,378
                                957(4)            0.04             62.72      11/15/2005        15,038
                              3,642(4)            0.15             62.72       2/13/2007        68,451
                              5,839(4)            0.24             62.72       2/12/2008       122,675
V.J. Cole............        33,000(3)            1.33             50.48       2/20/2012       805,075
                              3,735(4)            0.15             61.16       2/13/2007        68,475
                                221(4)(6)         0.01             58.46       4/29/2003         1,834
                                440(4)(6)         0.02             58.46       4/29/2003         3,651
                                575(4)(6)         0.02             58.46        7/1/2006        10,276
                                365(4)(5)(6)       0.01            52.75       4/30/2002             0
                                729(4)(5)(6)       0.03            52.75       4/30/2002             0
T.P. Craig...........        47,000(3)            1.90             50.48       2/20/2012     1,146,621
                              3,634(4)            0.15             60.65       2/21/2011       100,471
                              2,516(4)            0.10             60.65      12/18/2010        68,879

---------------

(1) Each option permits the optionee (i) to pay for the exercise price with previously owned shares of Class A Common Stock and (ii) to satisfy tax-withholding obligations with shares acquired upon exercise. Unless the Compensation and Pension Committee determines otherwise, replacement (reload) options are automatically granted upon exercise of options paid for with previously owned shares of Class A Common Stock. The number of reload options granted is equal to the number of shares used to satisfy the option exercise cost.

(2) These values were established using the Black-Scholes stock option valuation model. Assumptions used to calculate the grant date present value of options granted during 2002 were in accordance with SFAS 123, as follows:

     (a) Expected Volatility -- The standard deviation of the monthly high stock price over a five-year period (or the entire trading history if shorter) immediately preceding the grant date. The volatility used in the calculations was 49.7%.

     (b) Risk-Free Interest Rate -- The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free interest rate used in the calculations ranged from 1.33% to 4.35%.

     (c) Dividend Yield -- The expected dividend yield was 0% based on the historical dividend yield.

     (d) Expected Life -- The expected life of grants, other than reload option grants, was five years. The expected life of reload grants was assumed to be 50% of the remaining period until expiration. The expected life ranged from .38 years to 5 years.

     (e) Forfeiture Rate -- The forfeiture rate was assumed to be 5% per year.

(3) Each option granted has a ten year term and becomes vested as to 20% of the award on the first anniversary of the grant date, and as to an additional 20% on each of the next four anniversary dates, subject to continuation of employment.

(4) These are reload options which have the same terms and conditions (including the same expiration date) as the related option that was exercised using previously owned shares of Class A Common Stock, except that the exercise price of the reload option is equal to the fair market value of a share of Class A Common Stock on the date such reload option is granted and such reload option is not exercisable until the six-month anniversary of the reload grant date.

(5) These reload options have a present value of $0 because the reload options expired before they became exercisable (the six-month anniversary of the reload grant date). Dr. Curlander was granted reload options on February 18, 2002 and October 23, 2002 which expired May 26, 2002 and January 28, 2003, respectively. Mr. Cole was granted reload options on January 24, 2002 which expired April 30, 2002.

(6) The reload option grants were made to a limited liability company ("LLC") which held and exercised the options entitled to the reload grants. The LLC is managed and partially owned by Mr. Cole. See footnote (7) to the Beneficial Ownership Table for further information regarding the LLC.

                      AGGREGATED OPTION EXERCISES IN 2002
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each Named Executive Officer with regard to stock option exercises during 2002 and the aggregate stock options held at December 31, 2002.

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS               IN-THE-MONEY OPTIONS AT
                                                      AT FISCAL YEAR-END (#) (1)      FISCAL YEAR-END ($) (2)
                       SHARES ACQUIRED     VALUE      ---------------------------   ---------------------------
NAME                   BY EXERCISES(#)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   ----------   -----------   -------------   -----------   -------------
P. J. Curlander......      191,825       $7,940,043     710,479        550,344      $22,980,575    $4,616,721
G. E. Morin..........       20,000          968,750     257,440        148,879        7,801,756     1,365,650
P. A. Rooke..........       42,000        1,979,677      70,361        164,838          455,190     1,191,644
V. J. Cole...........       39,286(3)     1,919,973(3)    91,430(4)    105,335        1,829,728(4)     945,566
T. P. Craig..........       33,500        1,311,028      29,112        122,000          159,935     1,501,734

---------------

(1) Represents the number of shares subject to outstanding options.

(2) Based on a price of $60.50 per share, the closing price of the Company's Class A Common Stock on December 31, 2002, minus the exercise price.

(3) 21,286 of these shares were acquired and $1,047,468 of the value was realized through five option exercises by a limited liability company ("LLC") which is managed and partially owned by Mr. Cole. See footnote (7) to the Beneficial Ownership Table for further information regarding the LLC.

(4) At December 31, 2002, 1,236 of the exercisable options having a value of $2,521 were held by the LLC.

LEXMARK RETIREMENT GROWTH ACCOUNT PLAN

     The Lexmark Retirement Plan was amended and restated as the Lexmark Retirement Growth Account Plan effective January 1, 1998. The Plan is a defined benefit pension plan. An initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. Individual Retirement Growth Account balances grow with the addition of annual allocations equaling 6% of eligible earnings (salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay) as well as an interest component. The annual allocation equaling 6% of eligible earnings ceases after 35 years of total service, but interest continues to accrue on individual Retirement Growth Account balances. Upon leaving the Company after the participant has become vested (requiring 5 years of service), the participant can elect an annuity funded by the Retirement Growth Account balance or may request a lump sum payment of the Retirement Growth Account balance.

     The Lexmark Retirement Plan was designed to provide a monthly retirement income based on service and earnings. The retirement benefit under the Lexmark Retirement Plan is calculated as the sum of a Core Retirement Benefit (for employees hired before January 1, 1993), a career average formula based upon an employee's credited service and earnings, and a Personal Retirement Provision, which provided annual allocations based upon an employee's earnings and guaranteed interest credits.

     The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which, but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, would have been paid under the Lexmark Retirement Plan. These benefits are paid out of the general funds of the Company.

     Under the foregoing plans, each of the Named Executive Officers is entitled to an estimated annual retirement pension, calculated as of January 31, 2002, upon normal retirement at age 65, in the following amounts: Dr. Curlander $542,211, Mr. Morin $119,398, Mr. Rooke $269,328, Mr. Cole $235,216, and Mr.
Craig $130,737.

EMPLOYMENT CONTRACTS

     The Company is party to employment agreements with each of Dr. Curlander and Messrs. Morin, Rooke, Cole and Craig with employment terms expiring June 30, 2003. The employment agreements will automatically renew for an additional two-year employment term, unless notice is given by the Company or the employee of an intention not to renew the agreement prior to the expiration date of the current term. Dr. Curlander receives an annual base salary of $875,000, Mr. Morin receives an annual base salary of $395,000, Mr. Rooke receives an annual base salary of $430,000, and each of Messrs. Cole and Craig receives an annual base salary of $310,000. Such salaries may be increased by the Board of Directors, in its discretion, from time to time. In addition, each executive is eligible to receive an annual incentive compensation award equal to a percentage of such base salary ranging from 0% to 200% in the case of Dr. Curlander, 0% to 150% in the case of Messrs. Morin, Rooke, and Craig, and 0% to 140% in the case of Mr. Cole, depending upon the performance of the individual, the individual's business unit and the Company measured against performance goals established by the Compensation and Pension Committee. In the event of a termination of an executive's employment by the Company "without cause" or for "good reason" (each as defined in the employment agreements), the executive will continue to receive payments of his or her base salary as an employee for a period equal to the greater of one year or the remaining term of the employment agreement. In addition, the executive will be entitled to a pro rata annual bonus for the year of termination. Each of the employment agreements contains covenants regarding nondisclosure of confidential information, non-competition and non-solicitation.

     In April 1998, the Company entered into Change in Control Agreements with several executive officers of the Company, including Dr. Curlander, and Messrs. Morin, Rooke and Cole. In July 2001, the Company entered into a Change in Control Agreement with Mr. Craig. Under the terms of those agreements, each of the named Executive Officers is entitled to participate in the incentive, savings, retirement, and welfare benefit plans and to receive their fringe benefits, for a period of two years following a change in control of the Company. If following a change in control of the Company, the named executive officer is terminated other than for "Cause," death, or disability, or the executive terminates his or her employment for "Good Reason" (terms as defined in the agreements), he will be entitled to receive as a lump sum within 30 days of the termination (a) his or her base salary and pro rata portion of the annual bonus through the date of termination, and (b) three times (two times in the case of Messrs. Rooke, Cole and Craig) the sum of his or her annual base salary and incentive compensation, calculated assuming the Company attained its financial targets and disregarding personal attainment goals for the years in question. In addition, for a period of three years (two years in the case of Messrs. Rooke, Cole and Craig) following the executive's date of termination, the Company will be obligated to continue to provide at least the same level of benefits that were provided during the executive's employment, or if more favorable to the executive, as in effect thereafter. Any stock incentive awards held by the executive under the Company's Stock Incentive Plan will be canceled promptly and a payment in cash for the difference in the exercise price and the change in control price will be made to the executive. The number of Performance Awards (as defined in the Stock Incentive Plan) payable to the executive out of the Stock Incentive Plan will be calculated using the greater of the target performance level or actual attainment of the Company from the beginning of the performance period through the change in control. To the extent that any benefits to the executive under the agreement triggers an excise tax to the executive, he will receive a "Grossed-Up" payment to negate the effects of such tax.

     The Company has entered into indemnification agreements with Dr. Curlander, and each of Messrs. Morin, Rooke, Cole and Craig, which require the Company to indemnify them against certain liabilities that may arise as a result of their status or service as officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report provides an explanation of the philosophy underlying the Company's executive compensation programs and details on how decisions were implemented during 2002 regarding the compensation paid to Dr. Paul J. Curlander, who serves as Chairman and Chief Executive Officer of the Company, and other executive officers of the Company. In developing the practices and policies described in this report, the Compensation and Pension Committee relied on the advice of outside consultants experienced in the design and implementation of executive compensation arrangements. The Compensation and Pension Committee is composed entirely of nonemployee Directors.

FRAMEWORK FOR COMPENSATION DECISIONS

     The Compensation and Pension Committee is responsible for setting and administering the policies governing base salary, incentive compensation and stock-based compensation for the Company's executive officers, including the CEO, and other key members of management. The key elements of executive compensation are base salary, annual incentive compensation and long-term incentive compensation. The Compensation and Pension Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Company's compensation practices, including its employee benefit plans. The Compensation and Pension Committee's compensation decisions are based on an evaluation of the Company's performance, comparative compensation data and each executive officer's performance. Company performance is measured against internally established performance criteria. Comparative compensation data is collected from surveys conducted by human resources consulting firms. The Company utilized information regarding each executive officer's title, position, responsibilities, experience, length of time in position, current compensation and compensation history (including base salary increases, incentive compensation awards and long-term incentive compensation awards) to functionally match each executive officer to positions reported in the compensation surveys. Competitive rates of base pay and total annual cash compensation were determined for each executive officer position by performing statistical analyses of the survey compensation data. The Company then established compensation ranges for each senior management position by comparing its target and actual compensation to market values at various levels to ensure competitiveness to firms with which the Company competes for executive talent. The midpoints of the Company's base salary and total compensation ranges are set at the 50th percentile (median) and the 65th percentile, respectively, based on target performance. Stock option grant levels were established based on competitive survey data, including those reported in the Towers Perrin Technology Industry Data Base, and an evaluation of each executive's contribution to business results. The Company regularly reviews its compensation policies and practices, including the rates of compensation paid to executive officers and its employee benefit plans, with outside consultants including Frederic W. Cook & Co., Inc. and William M. Mercer, Inc.

THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation and Pension Committee has consistently applied the following philosophy in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

     - Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk in alignment with stockholders' risk, commensurate with the executive's ability to affect bottom line results, and which can significantly differentiate compensation awards based on corporate, business unit and individual performance and the ability of the executive to affect those results;

     - Provide incentives to executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

     - Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus allowing the Company to compete for and retain outstanding, talented and highly motivated executives who are vital to the Company's long-term success; and

     - Align the interests of executives with the long-term interests of the stockholders through incentive award opportunities that are linked to the long-term performance of the Company and that result in the ownership of the Company's Class A Common Stock.

BASE SALARY

     As discussed above, the Compensation and Pension Committee determines base salaries for executive officers by evaluating the responsibilities of the position held, the experience of the individual and time in position, and by reference to the information compiled from compensation surveys regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions. Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation awards are structured to become payable to the Company's executive officers upon the attainment of pre-established annual financial and individual performance objectives; the CEO's annual incentive compensation structure is based on the achievement of annual financial goals established by the Compensation and Pension Committee. The annual incentive compensation opportunity is determined for each executive officer based on the survey data for annual incentive awards and total compensation published in the survey sources referenced above. Consistent with the Company's pay-for-performance philosophy, executives' total cash compensation is highly leveraged. As discussed above, the Company benchmarks base salary range midpoints at the 50th percentile (median) and total compensation range midpoints at the 65th percentile of the survey data based on target performance. The 2002 annual incentive compensation award payable to each executive officer was determined based upon achievement of performance factors that varied based upon the executive officer's position, level of responsibility and particular business unit. For 2002, corporate performance was measured with reference to revenue, operating income and cash cycle. Business unit performance was measured with reference to revenue, operating income and cash management. Individual performance was measured against specific goals established for each executive officer with emphasis on such officer's corporate responsibilities and the particular needs of his or her business unit. The weighting of the various performance criteria varied based on position. The aggregate amount available to pay that portion of the annual incentive that is based on the corporate and individual performance objectives is based upon the Corporation's achievement of its pre-established objectives. The portion of the annual incentive that is based on attainment of business unit objectives will be paid solely upon the achievement of the pre-established business unit objectives. Failure to meet the threshold of the pre-established objectives for both the corporation and the business unit results in no annual incentive award.

     Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to the Named Executive Officers in amounts in excess of $1 million unless the compensation is paid pursuant to predetermined performance objectives within the meaning of Section 162(m). To ensure deductibility of non-discretionary annual incentive awards, at the 1999 Annual Meeting of Stockholders certain terms and conditions governing non-discretionary annual incentive awards which are subject to Section 162(m) were approved. The Compensation and Pension Committee and the Board, however, reserve the right and ability to award incentives and adopt other compensation plans and arrangements that may not result in the deductibility of compensation expense for federal income tax purposes under Section 162(m). The Compensation and Pension Committee and the Board believe that it is essential to retain the ability to reward and motivate executives based on the assessment of an individual's performance, even though some or all of any such discretionary payments may not be deductible due to the requirements of Section 162(m). Accordingly, it is the Compensation and Pension Committee's intent to consider the awarding of discretionary incentive awards, which may not be deductible under Section 162(m), to executive officers. Any such incentive payments would be based on the Compensation and Pension Committee's qualitative assessment of the applicable executive's individual performance and contribution. It is the Compensation and Pension Committee's intent that any portion of future discretionary annual incentive awards which would not be deductible to the Company be deferred by the executive officer until such time or times as payment of these amounts would be deductible to the Company. Such deferrals may be in the form of Deferred Stock Units pursuant to the Company's Stock Incentive Plan.

LONG-TERM INCENTIVE COMPENSATION

  Long-Term Incentive Program Awards

     In 2003, the Company established a Long-Term Incentive Plan to reward the achievement of specific financial objectives over three-year overlapping cycles. The first period begins January 1, 2003 and ends December 31, 2005. Under this program certain executive officers, including the Named Executive Officers (except Mr. Craig who will be retiring in 2003) will be eligible for a cash award at the end of each cycle based on the achievement of the financial objectives. The financial objectives are established by the Compensation and Pension Committee and for the January 1, 2003 to December 31, 2005 performance period relate to revenue, operating income, and cash cycle.

  2000 -- 2003 Performance-Based Stock Options

     In 2000, the Compensation and Pension Committee granted stock options with performance-accelerated vesting provisions to certain executive officers, including each of the Named Executive Officers. Each option granted at an exercise price of $109.4375 (except with respect to certain of those granted to Mr. Craig -- see footnote (5) to the Summary Compensation Table) has a ten-year term and will become vested and exercisable on August 7, 2009, subject to normal vesting provisions. The accelerated vesting and exercise schedule for the options is based upon the performance of the Company for the four-year period January 1, 2000 through December 31, 2003 as compared to three targeted objectives -- earnings per share, shareholder value add and revenue. Vesting and exercisability with respect to each option grant will be accelerated to December 31, 2003 if the Company's performance meets or exceeds the target performance level for each of the three objectives. If the target performance level for earnings per share and shareholder value add both are achieved, 70% of each option grant will receive accelerated vesting and exercisability. The remaining 30% of each option grant will receive accelerated vesting if in addition to achieving the target performance level for both earnings per share and shareholder value add, the Company achieves the target performance level for revenue.

  Stock Options

     The grant of stock option awards is intended to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating superior performance by employees. By providing employees with an ownership interest in the Company their interests are aligned with those of the stockholders, and enable the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. As discussed above, stock option grant levels are determined based upon competitive survey data, prior option grants and an evaluation of each executive's contribution to business results.

  Deferred Stock Units

     The Compensation and Pension Committee may also make deferred stock unit awards under the Stock Incentive Plan. This type of award entitles a participant to elect to defer receipt of all or a portion of his or her annual compensation and/or annual incentive compensation, and receive in lieu thereof an award of deferred stock units (the "Elective Units"). The Compensation and Pension Committee may also grant to such recipient an additional award of deferred stock units with a value equal to 20% of the compensation deferred (the "Supplemental Deferred Stock Units"). The Elective Units, together with any dividend equivalents credited with respect thereto, are fully vested at all times. The Supplemental Deferred Stock Units, together with any dividend equivalents credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the compensation deferred would otherwise have been paid, subject to continued employment.

  Restricted Stock Units

     The Compensation and Pension Committee believes that, in select instances, restricted stock units are an appropriate and a useful complement to other long-term incentive awards to help ensure the retention of executive officers. There were no restricted stock unit awards for executive officers awarded in 2002. At the February 2001 Board of Directors' meeting, the Compensation and Pension Committee approved the grant of restricted stock units to Dr. Curlander. Approximately one-third of these restricted stock units will vest on each of the second, fourth and sixth anniversaries of the date of grant.

CEO COMPENSATION

     For 2002, Dr. Curlander received annual salary in the amount of $846,438. His annual base salary was increased on May 20, 2002 to $875,000. Dr. Curlander's non-discretionary annual incentive compensation award opportunity is based on the achievement of annual financial goals established by the Compensation and Pension Committee. For 2002, Dr. Curlander's maximum incentive will be 0.5% of operating income as reported in the Company's 2002 income statement. This bonus is subject to an overall maximum of $2.5 million. At the February 11, 2003 Compensation and Pension Committee meeting, the Committee approved a payment of $1,250,000 as Dr. Curlander's annual incentive award in respect of 2002 performance. In addition to the cash compensation described above, in February 2002, Dr. Curlander was granted 150,000 non-qualified stock options, which vest in equal installments over five years.

The Compensation and Pension Committee
of the Board of Directors

B. Charles Ames, Chair
Frank T. Cary
William R. Fields
Stephen R. Hardis
Martin D. Walker

PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Class A Common Stock with a broad performance indicator, the S&P Composite 500 Stock Index, and an industry index, the S&P 500 Information Technology Index, for the period from December 31, 1997 to December 31, 2002. The graph assumes that the value of the investment in the Class A Common Stock and each index were $100 at December 31, 1997 and that all dividends were reinvested.

                                    [GRAPH]

                                           12/31/97   12/31/98   12/31/99   12/29/00   12/31/01   12/31/02
                                           --------   --------   --------   --------   --------   --------
Lexmark..................................    $100       $264       $476       $233       $311       $318
S & P 500 Index..........................     100        129        156        141        125         97
S & P 500 Information Technology Index...     100        178        318        188        140         87

Standard & Poor's has replaced the S & P Technology Sector Index shown in prior year's Proxy Statements with the S & P 500 Information Technology Index shown above.

                   REPORT OF THE FINANCE AND AUDIT COMMITTEE

     Company management has primary responsibility for preparing the Company's financial statements and the financial reporting process. PricewaterhouseCoopers LLP ("PwC"), the Company's independent accountants, are responsible for performing an audit and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Finance and Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity. In discharging its duties, the Finance and Audit Committee has met with management of the Company and PwC and reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management and PwC. Management and PwC have represented to the Finance and Audit Committee that the audited financial statements for the year ended December 31, 2002 were prepared in accordance with generally accepted accounting principles.

     The Finance and Audit Committee has discussed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits. The Finance and Audit Committee meets regularly with the internal auditors and independent accountants to discuss the results of their respective examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Finance and Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) with the independent accountants. The Finance and Audit Committee has also received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and its management. The Finance and Audit Committee has also considered whether the provision of the non-audit services provided by the independent accountants is compatible with the independent accountants' independence.

     Based on the review and discussions with management, the internal auditors and the independent accountants referred to above, and subject to the limitations on the role and responsibilities of the Finance and Audit Committee referred to above and in the Finance and Audit Committee Charter attached as Exhibit A, the Finance and Audit Committee has recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

The Finance and Audit Committee
of the Board of Directors

Teresa Beck, Chair
Ralph E. Gomory
James F. Hardymon
Robert Holland, Jr.
Michael J. Maples

                                   PROPOSAL 2

    APPROVAL OF THE COMPANY'S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

VOTE REQUIRED

     Approval of the Lexmark International, Inc. Stock Incentive Plan (the "Plan"), as amended and restated, will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PLAN, AS AMENDED AND RESTATED, AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

SUMMARY

     The Plan was originally approved by the holders of a majority of the Company's Class A Common Stock represented and voting at the Annual Meeting of Stockholders held on October 26, 1995, and was amended and restated after approval by the holders of a majority of the Company's Class A Common Stock represented and voting at the Annual Meeting of Stockholders held on April 30, 1998. The Plan was amended in 1999 to reflect a two-for-one stock split of the Company's Class A Common Stock on June 10, 1999 and again in 2001 to increase the number of shares under the Plan by 4,800,000 shares as approved by a majority of the Company's Class A Common Stock represented and voting at the Annual Meeting of Stockholders held on April 26, 2001. At December 31, 2002, there were approximately 11,558,000 stock incentive awards outstanding under the Plan, including approximately 258,000 full-value awards (i.e., restricted stock and supplemental deferred stock units) and approximately 168,000 elective deferred stock units (which were granted to certain members of management who elected to defer all or a portion of their annual incentive compensation that would have otherwise been paid in cash). At December 31, 2002, approximately 4,000,000 shares remained available for future awards under the Plan, of which approximately 187,000 may be granted as full-value awards.

     The Board of Directors is unanimously recommending this proposal because it believes strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company's management receives from stock-based incentives, which closely aligns management's interests with those of the stockholders, and that these stock-based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. All of the Company's approximately 11,500 regular employees are eligible for awards under the Plan.

DESCRIPTION OF MATERIAL AMENDMENTS TO THE PLAN

     The Board of Directors has approved, and is recommending that the stockholders approve, material amendments to the Plan that will:

          1. Increase by 6,000,000, to 25,560,000 shares, the number of shares that may be authorized for issuance under the Plan.

          2. Increase by 3,000,000, to 4,000,000 shares, the maximum number of shares that may be used for awards other than stock options and SARs under the Plan.

          3. Add the ability to grant cash-based performance awards in addition to stock-based performance awards previously authorized under the Plan.

          4. Clarify and strengthen Plan language prohibiting the Committee from repricing options and SARs without the express approval of stockholders.

          5. Allow shares reacquired by the Company using cash option exercise proceeds (the exercise price paid in cash and the value of the tax deduction realized by the Company as determined under generally accepted accounting principles) to be added back into the Plan for future grant.

          6. Exclude stock incentive awards assumed or granted in substitution or exchange for awards made by a company acquired pursuant to a merger from reducing the number of shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1 of the Plan.

          7. Impose individual award limits of 200,000 shares on stock-based performance awards and $10,000,000 in value for performance awards valued with reference to any other property other than shares of Common Stock, including cash, for any performance period of three years, with proportionate adjustment for shorter or longer performance periods.

          8. Expressly permit the grant of stock incentive awards to foreign employees with different terms as may be deemed necessary by the Committee.

          9. Impose a ten-year plan term effective upon the approval of the Plan by stockholders.

     An increase in shares available for awards under the Plan is necessary for the Company to continue stock-based compensation as an important part of its overall compensation program. The Plan currently limits the maximum number of shares of the Company's Common Stock (as defined in the Plan) that may be issued to 19,560,000 plus any shares that may become available for grant under a predecessor plan (as defined in the Plan). The increase in overhang for all equity compensation plans (including the Nonemployee Director Stock Plan) from the additional 6,000,000 shares recommended for stockholder approval is approximately 3.5%, resulting in an aggregate overhang of approximately 15.8%, which compares favorably to the Company's competitors in the technology industry. Overhang is defined as the total number of shares underlying outstanding awards and available for future awards divided by the sum of the number of shares outstanding plus those shares underlying outstanding awards and available for future awards. The increase in the number of shares available for full-value awards and the addition of cash-based performance awards will increase the Company's flexibility to make long-term incentive awards focused on operational goals rather than solely on stock price appreciation.

     If the proposal is not approved by stockholders, awards would continue to be granted pursuant to the existing plan; however, the Company may have insufficient shares remaining under the Plan to address its overall compensation needs after 2003.

DESCRIPTION OF THE PLAN

     A summary of the significant features of the amended and restated Plan, assuming stockholder approval at the Annual Meeting, is provided below, but is qualified in its entirety by the full text of the Plan attached as Exhibit B.

  Shares Subject to the Plan

     The maximum number of shares of the Company's Common Stock that may be delivered under the Plan is 25,560,000, plus shares that have not been utilized under Predecessor Plans. "Predecessor Plans" means the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, Stock Option Plan for Senior Managers, Employee Stock Option Plan and 1995-1997 Long-Term Incentive Plan. The shares of Common Stock deliverable under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares reacquired by the Company. If an award under the Plan or any Predecessor Plan expires, or is canceled, terminated or otherwise settled without the issuance of shares subject to such award, those shares will be available for inclusion in future grants under the Plan. Shares that are delivered to the Company in payment of the exercise price for any option granted under the Plan, or under any Predecessor Plan, or any shares that are delivered or withheld to satisfy tax obligations arising from awards under the Plan, or any Predecessor Plan, will also be available for future grant under the Plan. In addition, shares reacquired by the Company on the open market using the cash proceeds received by the Company (the exercise price paid in cash and the value of the tax deduction realized by the Company as determined under generally accepted accounting principles) from the exercise of options granted under the Plan or a Predecessor Plan that are exercised after the effective date of the amended and restated Plan will also be available for future grants under the Plan.

     If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company's Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event. Incentive awards assumed or granted in substitution or exchange for awards made by a company acquired pursuant to a merger will not reduce the number of shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1 of the Plan.

  Administration and Eligibility

     The Plan is administered by the Compensation and Pension Committee of the Board of Directors (the "Committee"), in its discretion. The Committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards and to cancel or suspend awards. The Committee has the authority to grant the following types of awards under the Plan: (i) stock options, (ii) stock appreciation rights ("SARs"), (iii) restricted stock, (iv) performance awards (now including cash-based performance awards in addition to stock-based performance awards previously authorized under the Plan), and/or (v) deferred stock units. The Committee shall be authorized to interpret the Plan and to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration and interpretation of the Plan. All employees of the Company are eligible to be participants under the Plan, including foreign employees.

  Stock Options

     The Committee may grant non-qualified options and/or options qualifying as incentive stock options ("ISOs") under the Internal Revenue Code. ISOs and non-qualified stock options may be granted for such number of shares as the Committee shall determine, subject to the individual limit described below. The option price of either a non-qualified stock option or an ISO will not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may pay the option price in cash, or, if permitted by the Committee, by delivering other shares of Qualifying Common Stock (as defined in the Plan) owned by the grantee. If provided by the Committee at or after the date of grant, a grantee who delivers previously-owned shares of Common Stock to exercise an option, will automatically be granted options for a number of shares of Common Stock equal to the number of shares so delivered, with an option price not less than the fair market value of the underlying Common Stock on the date of such delivery.

     The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Options will become exercisable at such time or times as may be determined by the Committee. In addition to the current prohibition in the Plan that the Committee may not amend the terms of any option or SAR to reduce the exercise price, the Committee is also prohibited, without first securing the approval of stockholders, from canceling any outstanding option or SAR and granting a new option or SAR with a lower exercise price or another incentive award under the Plan, such that the effect would be the same as reducing the option or SAR exercise price. Subject to adjustments permitted under the Plan, individuals may not receive more than 3,000,000 stock options (or SARs) over any consecutive five-year period. In addition, no more than 4,000,000 shares of Common Stock, in total, may be issued pursuant to ISOs.

  Stock Appreciation Rights

     The Committee may grant a SAR in conjunction with an option granted under the Plan (a "Tandem SAR") or independent of any option (a "Freestanding SAR"). Tandem SARs may be granted with respect to that number of shares of Common Stock subject to the option granted in conjunction with such Tandem SAR. Freestanding SARs may be granted with respect to such number of shares as the Committee shall determine, subject to the individual limit described below. The Committee will determine the time or times at which a SAR may be exercised and, in the case of Freestanding SARs, the base price with respect to the shares of Common Stock for which such SAR is granted, generally the fair market value of the Common Stock on the date of grant unless the Committee determines otherwise. SARs may be exercised in installments. The Committee may also grant limited SARs which become exercisable only in the case of a particular event, such as a Change in Control of the Company, and may provide at the time of grant that SARs will be automatically cashed out in the event of a Change in Control, on the basis of the Change in Control Price, as such terms are defined in the Plan. Subject to adjustments permitted under the Plan, individuals may not receive more than 3,000,000 SARs (or stock options) over any consecutive five-year period.

     If a grantee exercises a SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over, in the case of a Tandem SAR, the option exercise price under the related option, and, in the case of a Freestanding SAR, the price for such shares fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. Upon the exercise of a Tandem SAR, the related option will terminate as to the number of shares with respect to which the Tandem SAR is exercised.

  Restricted Stock Grants

     The Committee may also award shares of Common Stock or stock units with respect to Common Stock ("Restricted Stock"). The award agreement will set forth a specified period of time over which the Restricted Stock will vest and restrictions on transfer lapse (the "Restriction Period"). During the Restriction Period, the grantee will generally have all of the rights of a stockholder, including the right to vote shares of restricted stock and the right to receive dividends on Restricted Stock, unless the Committee shall determine otherwise. The Restriction Period will lapse and Restricted Stock will become freely transferable on the date of the participant's termination of employment due to death or disability.

  Performance Awards

     The Committee may also grant performance awards, which may be in the form of shares of Common Stock or other property, including cash. The Committee will set forth the performance goals and period of time during which such performance goals must be attained for the performance award to become vested, subject to the individual and aggregate limits described below. The performance goals may consist of: revenue; unit growth; operating cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating earnings; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; and shareholder value add. Performance goals may be measured on a corporate, subsidiary, affiliate, division or business unit basis, or a combination thereof. Performance as measured against established objectives shall exclude the impact of restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes.

     An individual may not receive more than 200,000 shares of Common Stock for any performance period of three years pursuant to a stock-based performance award (subject to adjustments permitted under the Plan) and more than $10,000,000 in value under any performance award valued with reference to any property other than shares of Common Stock, including cash, with proportionate adjustments for shorter or longer performance periods. Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, as determined by the Committee at the time of payment.

  Deferred Stock Units

     The Committee may also make deferred stock unit awards under the Plan. This type of award entitles a participant to elect, on fixed dates established by the Committee, to defer receipt of all or a portion of such participant's annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to Incentive Awards under the Plan (the "Deferred Amount") and receive in lieu thereof an award of deferred stock units (the "Elective Units"). The Committee may provide that a participant who elects to defer receipt of any portion of his annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to Incentive Awards under the Plan will receive an additional award of deferred stock units with a value equal to 20% (or such other percentage as the Committee shall determine at the date of grant) of the Deferred Amount (the "Supplemental Units"). The Supplemental Units, together with any

Dividend Equivalents (as defined below) credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the corresponding deferred compensation would have been paid absent the participant's election to defer, so long as the participant remains in the continuous employ of the Company or one of its affiliates through such date. If the participant's employment terminates prior to such fifth anniversary for reasons other than death or disability, the participant will forfeit all rights to such Supplemental Units and related Dividend Equivalents but will continue to be entitled to Elective Units (and related Dividend Equivalents) granted in lieu of the current payment of the Deferred Amount. The Committee may also grant deferred stock unit awards under the Plan without regard to whether a participant has elected to defer any compensation, on such terms and subject to such conditions (including conditions regarding the vesting and payment thereof) as the Committee may specify at the date of grant.

     No shares of Common Stock will actually be issued at the time a deferred stock unit award is made. Rather, the Company will establish a separate account for the participant and will record in such account the number of deferred stock units awarded to the participant which, in the case of Elective Units, shall be equal to the Deferred Amount (or, in the case of Supplemental Units, 20% (or such other percentage as the Committee shall determine at the date of grant) of the Deferred Amount divided by the fair market value of a share of Common Stock on the date of such award. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents").

  Plan Benefits

     The following table sets forth certain information as of February 28, 2003 with respect to cash-based performance awards granted under the Plan, subject to stockholder approval of the amended and restated Plan, to (i) each Named Executive Officer; (ii) all current executive officers as a group and (iii) all other employees as a group. Nonemployee Directors do not participate in the Plan.

                                                               TARGET VALUE OF
NAME                                                          PERFORMANCE AWARDS
----                                                          ------------------
Paul J. Curlander...........................................      $1,400,000
Gary E. Morin...............................................         520,000
Paul A. Rooke...............................................         575,000
Vincent J. Cole.............................................         335,000
Timothy P. Craig............................................               0
All current executive officers as a group...................       3,930,000
All other employees as a group..............................               0

     Stock options will continue to be granted annually under the Plan similar to the Company's past practices, but the number of performance-accelerated options granted periodically to those employees also receiving cash-based performance awards may be reduced or eliminated depending on the amount of the cash-based performance award.

  Termination of Employment

     Unless the Committee determines otherwise, following a participant's termination of employment for any reason, other than cause (as defined in the Plan), any options and SARs that have not become vested on or prior to such termination will immediately terminate. In the event of a participant's termination of employment for cause, all options will immediately terminate. The Committee may provide that any vested options or SARs will remain exercisable following termination of employment under such circumstances and for such period of time as the Committee shall determine, subject in each case to the stated term of the option or SAR, unless the Committee provides otherwise.

     Unless the Committee determines otherwise, following a participant's termination of employment for any reason, other than disability or death, any Restricted Stock, deferred stock units and related Dividend Equivalents that have not become vested on or prior to such termination will immediately terminate. Unless the Committee determines otherwise, in the event of the grantee's termination of employment by reason of disability or death, any Restricted Stock, supplemental or freestanding deferred stock units, or related Dividend Equivalents will become fully vested.

  Transferability

     Awards granted under the Plan, may, subject to prior approval, be transferred to a family member or other entity for estate planning purposes.

  Change in Control

     The Plan provides that in the event of a Change in Control (as defined in the Plan), unless the Committee determines that the grantee of an award, other than a performance award, under the Plan will have his award honored or assumed or will receive an alternative award which (i) is based on stock which is traded, or will be traded within 60 days following the Change in Control, on an established securities market, (ii) provides the grantee with rights and entitlements substantially equivalent or better than the rights and entitlements under the grantee's incentive award, (iii) has substantially equivalent economic value to such incentive award, and (iv) has terms and conditions which provide that in the case of grantee's involuntary or constructive termination (other than for cause), any conditions on the grantee's rights under or restrictions on transfer or exercisability applicable to each such alternative award shall be waived or shall lapse, then (a) each option and SAR shall be canceled in exchange for payment in cash of an amount equal to the Change in Control Price (as defined in the Plan) over the exercise price for each option or the base price for each SAR, (b) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, and (c) all deferred stock units shall become fully vested and the shares of Common Stock with respect to each unit shall be immediately payable. In the event of a Change in Control (as defined in the Plan), all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on the greater of target achievement or actual achievement of the performance objectives as of the date of change in control.

  Amendment and Termination

     The Board may amend the Plan as it deems advisable, except that any amendment that (i) increases the number of shares that may be delivered under the Plan, or increases the limit on the number of shares or award value that may be delivered to a participant per type of award, (ii) lowers the exercise price for options or SARs, or (iii) materially modifies the requirements for eligibility to participate in the Plan, shall be subject to stockholder approval. The Board may terminate or suspend the Plan at any time, but such termination or suspension will not affect any stock option, SAR, restricted stock, performance award or deferred stock unit then outstanding under the Plan.

  Term

     The amended and restated plan shall be effective upon approval of the Plan by stockholders and will terminate on the tenth anniversary of such approval unless sooner terminated by the Board.

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the Federal income tax consequences of awards made under the Plan, and the Predecessor Plans described below, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  Incentive Stock Options

     No taxable income is realized by the participant upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized upon the subsequent sale of such ISO

Shares will be taxed as long-term capital gain or loss. In such circumstances, no deduction with respect to the ISO Shares will be allowed to the Company for Federal income tax purposes.

     If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at the time of such disposition equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the ISO will generally be taxed as a non-qualified stock option. Special rules apply in the event all or a portion of the exercise price is paid in shares of Common Stock already owned.

  Non-qualified Stock Options

     No income is realized by the participant at the time a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Common Stock.

  Stock Appreciation Rights

     No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-qualified Stock Options."

  Restricted Stock and Performance Awards

     A participant receiving restricted stock or performance awards generally will recognize ordinary income in the amount of the fair market value of the restricted stock or performance shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

     However, a participant may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock or performance shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock or performance shares (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock or performance shares, as applicable. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the. shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

  Deferred Stock Units

     A participant receiving a deferred stock unit award will not have taxable income when the deferred stock units or the Dividend Equivalents are credited to the participant's account. The participant will recognize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) plus the amount of cash and the fair market value of any property credited to the participant's account as Dividend Equivalents when the shares and/or cash are delivered or paid in accordance with the Plan. The participant will also recognize ordinary income to the extent he or she receives current payments of Dividend Equivalents in respect of the deferred stock units when the Company pays a dividend on Common Stock. The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO CERTAIN TRANSACTIONS UNDER THE PLAN AND PREDECESSOR PLANS. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     The independent certified public accounting firm of PricewaterhouseCoopers LLP has audited the Company's accounts for the fiscal year ended December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for services performed during the fiscal year ended December 31, 2002 are as follows:

Audit Fees..................................................  $1,630,117
Financial Information Systems Design and Implementation
  Fees......................................................         -0-
All Other Fees (consisting primarily of fees for tax
  services).................................................   1,588,394

     The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent public accountants' independence. The Board of Directors expects to select an independent certified public accounting firm for the 2003 fiscal year at its April meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     If a holder of the Company's Class A Common Stock wishes to present a proposal for consideration at next year's Annual Meeting, any such proposal must be received at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 21, 2003. In addition, the Company's By-Laws provide that in order for any stockholder to nominate a Director or propose to transact any corporate business at an Annual Meeting of Stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company, which must be received by the Secretary of the Company not less than 60 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's Annual Meeting of Stockholders. If the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year's Annual Meeting, the notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                               PROXY SOLICITATION

     The Company is making this proxy solicitation and will bear the cost of the solicitation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by Directors, officers and regularly engaged employees or agents of the Company. The Company has also retained Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004 to assist in the solicitation for an estimated fee of $10,000 plus reasonable expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

                          ATTENDANCE AT ANNUAL MEETING

     The 2003 Annual Meeting of Stockholders will be held at 8:00 a.m. on Wednesday, April 30, 2003, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

     Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "I plan to attend the meeting" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

     The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

     The Securities and Exchange Commission rules allow for the delivery of a single Annual Report and Proxy Statement to households at which two or more stockholders reside with the proper consent of the stockholders. Accordingly, beneficial owners sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the Annual Report and Proxy Statement, unless the beneficial owner has provided contrary instructions. Individual proxy cards or voting instruction forms (or telephonic or electronic voting facilities) will, however, continue to be provided for each beneficial owner account. In addition, upon the written or oral request of a beneficial owner residing at a shared address to which a single copy of the Company's Annual Report and Proxy Statement are delivered, the Company will deliver an additional copy of such documents at its own cost.

     THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST AND THE PAYMENT OF A REASONABLE DUPLICATING CHARGE, COPIES OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, LEXMARK INTERNATIONAL, INC., ONE LEXMARK CENTRE DRIVE, LEXINGTON, KENTUCKY 40550.

                                          /s/ Vincent J. Cole
                                              Vincent J. Cole
                                              Secretary
March 21, 2003

                                                                       EXHIBIT A

                          LEXMARK INTERNATIONAL, INC.
                      FINANCE AND AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The Finance and Audit Committee ("the Committee") will assist the board of directors in fulfilling their oversight and monitoring responsibilities to the stockholders relating to corporate accounting, reporting practices of the company, financial controls, capital structure of the company, borrowing and repayment of funds by the company, and other matters related to the preparation of the audited financial statements and financing of the company. In performing its duties, the Committee will maintain effective working relationships with the board of directors, and oversight of the independent accountants, the internal auditors, and the financial management of the company. The independent accountants shall be ultimately accountable to the Committee, and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. To effectively perform his or her role, each committee member will obtain an understanding of the responsibilities of committee membership as well as the company's business operations and risks.

ORGANIZATION

     The Committee shall be composed solely of directors who meet certain requirements and who are "independent" of management and the company, as defined by the listing requirements of the New York Stock Exchange. A director who does not meet certain of these requirements may be appointed to the Committee in certain instances prescribed by the New York Stock Exchange if the board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required for the best interests of the company and its stockholders and an exemption from the Securities and Exchange Commission independence requirements exists. There shall be at least three directors on the Committee each of whom, as determined by the board, shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee and its Chairperson shall be elected by the board of directors. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

RESPONSIBILITIES

     It is the overriding responsibility of the Committee to oversee management, the independent accountants and the internal auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles ("GAAP"). The responsibility of the Committee is one of oversight and due diligence.

GENERAL RESPONSIBILITIES:

     - Provide an open environment of communication among the internal auditors, the independent accountants and the board of directors.

     - Select, evaluate, and determine the compensation of the independent accountants and, when appropriate, replace the independent accountants, and report on all such matters to the board of directors.

     - Review and concur in the appointment, reassignment or dismissal of the director of internal audit.

     - In connection with the independent accountants' annual audit plan review, approve all audit (including statutory audits, comfort letters, etc.) and non-audit services planned to be provided, and approve in advance any additional audit and non-audit services proposed to be provided from time to time which require preapproval pursuant to the Securities and Exchange Act of 1934. Ensure the receipt from the independent accountants on a periodic basis of a formal written statement delineating all relationships between the independent accountants and the company (consistent with Independence Standards Board Standard 1) that may impact their objectivity and independence and actively engage in a dialogue with the independent accountants with respect to any disclosed relationship or services being performed by the independent accountants that may impact their objectivity and independence. After considering the disclosed relationships and whether the provision of the services is compatible with maintaining the independent accountants' independence, if necessary, take, or recommend that the board take, appropriate action in response to such disclosure to satisfy itself of the independent accountants' independence.

     - Meet, as required, with the director of internal audit, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     - If the Committee determines it to be appropriate, institute special investigations and/or hire and direct special counsel or experts at the expense of the company.

     - Periodically review the results of the company's employee compliance assessment of its code of conduct and report to the board of directors.

     - Periodically review with management environmental compliance policies, programs and significant matters.

     - On an annual basis, review and reassess the adequacy of the Committee's charter.

     - Provide all information necessary for compliance with the reporting requirements of the Securities and Exchange Commission and the New York Stock Exchange.

     - Maintain minutes or other records of meetings and activities of the Committee.

     - Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

INTERNAL CONTROL RESPONSIBILITIES:

     - Meet with the independent accountants, financial management and the director of internal audit of the company to review the scope of the proposed independent audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit.

     - Review with management, the independent accountants, the company's director of internal audit, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for improvement.

     - Review the activities of the internal audit function including: its objectivity and the authority of its reporting obligations, the proposed internal audit plan and the resources required to perform its obligations.

     - Review the results of completed internal audits and significant deviations from the internal audit plan.

     - Review and approve in advance the employment by the company of any employee or former employee of the independent accountants who worked on the company's account at any time during the three year period prior to such employment; provided, however, that the Committee shall not approve the company's employment of any employee or former employee of the independent accountants who performed audit, review or attest services within the one year period prior to employment by the company.

FINANCIAL REPORTING RESPONSIBILITIES:

     - Review significant accounting and reporting issues and legal and regulatory matters, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

     - Review the annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to shareholders. Ensure the receipt from the independent accountants of a report containing all critical accounting policies and practices to be used, alternative treatments of financial information within GAAP, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants, and significant communications between the independent accountants and management. Review with the independent accountants any off-balance sheet items and approve any corporate policy and changes thereto relating to material transactions with executive officers or affiliated parties. Any changes in accounting principles should be reviewed. Discuss with the independent accountants the matters relating to the conduct of the annual audit and quarterly reviews that are required to be raised by the independent accountants under generally accepted auditing standards, including the independent accountants' judgment about the quality of the company's accounting principles as applied in its financial reporting. With regard to quarterly reviews, this discussion may be held either with the entire Committee or through its Chairman on the Committee's behalf.

     - Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the company's financial statements or accounting policies.

OTHER RESPONSIBILITIES:

     - Review with management and make recommendations to the board related to the following areas:

      - The company's financing strategy

      - Debt and equity financings

      - The global corporate legal and tax structure

      - Share repurchases

      - Dividend policy

     - Review with management and report to the board of directors as appropriate on the status and results of major capital projects and other major business transactions.

     The responsibilities of a member of the Committee are in addition to those for a member of the board of directors. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the company's code of conduct.

                                                                       EXHIBIT B

                          LEXMARK INTERNATIONAL, INC.
                              STOCK INCENTIVE PLAN
                            AS AMENDED AND RESTATED

                                   SECTION 1.

                                    PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.

                                  DEFINITIONS

     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

          (c) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure,
     (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          (f) "Change in Control" shall mean the occurrence of any of the following events:

             (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

             (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

             (iii) the stockholders of the Company shall approve a definitive agreement (x) that results in the consummation of a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or
        (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or
        (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          (g) "Change in Control Price" shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which such Change in Control occurs.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Committee" means the Compensation and Pension Committee of the Board or such other committee as may be designated by the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) and "outside directors" within the meaning of Section 162 (m) of the Code.

          (j) "Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

          (k) "Company" means Lexmark International, Inc., a Delaware corporation, and any successor thereto.

          (l) "Deferred Stock Unit" means a Participant's right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value of a share of Common Stock, at the end of a specified period of time.

          (m) "Disability", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant's employer, the Lexmark International, Inc. Long-term Disability Program.

          (n) "Employee" means any employee of the Company or any of its Subsidiaries.

          (o) "Fair Market Value" means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day, as reported for such day in the Wall Street Journal, or the last bid price for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.

          (p) "Incentive Award" means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Performance Award or Deferred Stock Unit.

          (q) "Option" means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either
     (i) an "Incentive Stock Option" within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

          (r) "Participant" means any Employee designated by the Committee to receive an Incentive Award under the Plan.

          (s) "Performance Award" means any grant of stock-based or cash-based Incentive Awards subject to the achievement of performance objectives during the Performance Period pursuant to Section 8.

          (t) "Performance Period" means that period established by the Committee at the time a Performance Award is granted during which any performance objectives specified by the Committee with respect to such Performance Award are to be measured, provided that such period shall not be less than 12 months or more than five years.

          (u) "Plan" means the Lexmark International, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.

          (v) "Predecessor Plans" means the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, the Lexmark Holding, Inc. Stock Option Plan for Senior Managers, the Lexmark Holding, Inc. Employee Stock Option Plan and the 1995-1997 Long Term Incentive Plan.

          (w) "Qualifying Common Stock" means shares of Common Stock which (i) are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary) and (ii) either (A) have been owned by the Participant for at least six months (or such greater or lesser period as the Committee shall determine) or (B) were purchased by the Participant on a national securities exchange or nationally recognized over-the-counter market.

          (x) "Restriction Period" means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.

          (y) "Restricted Stock" means Common Stock or units with respect to Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with
     Section 7 of the Plan.

          (z) "Retirement," with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant's retirement at or after normal retirement age under the terms of the retirement plan sponsored by the Company or any Subsidiary which employs such Participant.

          (aa) "Stock Appreciation Right" means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).

          (bb) "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                                   SECTION 4.

                                 ADMINISTRATION

     4.1. Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant in connection with any Incentive Award; whether any Reload Option (as defined in Section 6.6) will be granted to any Participant pursuant to
Section 6.6; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award; the rights of a Participant with respect to any Incentive Award following the Participant's termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award Agreement. The Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, unless approved by stockholders.

     The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to an Incentive Award then outstanding, without the consent of such Participant. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code.

     4.2. Administration. The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

     4.3. Discretionary Authority of Committee. All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 5.

                             STOCK SUBJECT TO PLAN

     5.1. Number. Subject to the provisions of Section 5.4, the number of shares of Common Stock that may be delivered under the Plan may not exceed 25,560,000, plus any shares that become available for grant pursuant to Section 5.2, provided that no more than 4,000,000 shares may be delivered pursuant to Incentive Awards other than Options and Stock Appreciation Rights. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.

     5.2. Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any award granted under a Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, including shares covered by an Incentive Award used to satisfy tax withholding requirements on behalf of a Participant as provided for in Section 12.4, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under a Predecessor Plan will also be available for future grants under the Plan. Shares reacquired by the Company on the open market using the cash proceeds (the exercise price paid in cash and the value of the tax deduction realized by the Company determined under generally accepted accounting principles) received by the Company from the exercise of Options granted under the Plan or under a Predecessor Plan that are exercised after the effective date will also be available for future grants under the Plan.

     5.3. Substitute Awards. Incentive Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines will not reduce the shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1.

     5.4. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

     Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 9.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

                                   SECTION 6.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options (or Stock Appreciation Rights) granted to any Participant under the Plan during any consecutive five-year period exceed 3,000,000 shares (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.2. Option Price. Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted, except that if a Non-Qualified Stock Option is granted retroactively in tandem with or in substitution for a Stock Appreciation Rights grant, the designated Fair Market Value for purposes of establishing the exercise price for such option may be the Fair Market Value on the date the Stock Appreciation Rights were granted.

     6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine. To the extent not specified otherwise by the Committee, Options will become exercisable in three installments as follows, subject to the Participant's continued employment until the applicable date:

PERCENTAGE OF                                                    ANNIVERSARY OF
GRANT EXERCISABLE                                                DATE OF GRANT
-----------------                                                --------------
60%.........................................................   Third anniversary
80%.........................................................   Fourth anniversary
100%........................................................   Fifth anniversary

     Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, except as provided in
Section 6.8, no Option shall be exercisable for more than 10 years after the date on which it is granted.

     6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock or
(iii) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of the shares of Common Stock so acquired.

     6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code. No more than 4,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options.

     6.6. Reload Options. If provided by the Committee at or after the date of grant, a Participant who delivers shares of Common Stock that have been owned by such Participant for any minimum period of time specified by the Committee to exercise an Option or an option granted under a Predecessor Plan, will automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six-month anniversary of the date of grant and, thereafter, shall be exercisable in full.

     6.7. Stock Appreciation Rights.

          (a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights (or Options) under the Plan covering shares of Common Stock in excess of 3,000,000 (adjusted pursuant to Section
     5.4 if an Adjustment Event shall occur) during any consecutive five-year period. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

          (b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

          (c) Subject to the provisions of Section 12.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

             (i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Stock Appreciation Right, by

             (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

     6.8. Exercisability Following Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant's beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent provided by the Committee at or after the date of grant, in the event of a Participant's termination of employment due to death or Disability, all such Non-Qualified Stock Options and Stock Appreciation Rights shall remain exercisable for a minimum period of one year, without regard to the stated term of the Non-Qualified Stock Option or Stock Appreciation Right. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates for any reason other than Retirement, Disability, death, or special termination with the consent of the Company or by the

Company for Cause, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90 day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee at or after the date of grant, in the event of a Participant's termination of employment with the Company and the Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options that are not vested as of the date of a Participant's termination of employment shall immediately terminate and be canceled on such date and all other Options shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

                                   SECTION 7.

                                RESTRICTED STOCK

     7.1. Grant of Restricted Stock. The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.

     7.2. Payment. Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant's name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. To the extent provided by the Committee, in its discretion, in lieu of delivering shares of Common Stock, the Company may make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock equal to the Fair Market Value, on the date the applicable restrictions lapse, of the number of shares or units of Restricted Stock with respect to which such restrictions have lapsed. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12.4 of the Plan.

     7.3. Restriction Period; Restrictions on Transferability during Restriction Period. Unless otherwise determined by the Committee at or after the date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable the date of the Participant's termination of employment with the Company and the Subsidiaries due to death or Disability, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 12.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

     7.4. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of restricted stock shall be entitled to vote on any matter submitted to the Company's stockholders. In addition, unless otherwise determined by the Committee, Participants granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

     7.5. Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

          "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. Stock Incentive Plan, as amended and restated, and the Incentive Award Agreement, dated as of ________________ between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Incentive Award Agreement) until ________________."

     Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant's request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

                                   SECTION 8.

                               PERFORMANCE AWARDS

     8.1. Grant of Performance Awards. The Committee may grant Performance Awards which may be in the form of shares of Common Stock or valued by reference to a designated amount of property other than shares of Common Stock, including cash, to Participants at such times and in such amounts and subject to such terms and conditions not inconsistent with the Plan, as it shall determine. The performance objectives to be achieved during any Performance Period will be determined by the Committee upon the grant of each Performance Award; provided that in no event shall (i) the number of shares of Common Stock delivered pursuant to stock-based Performance Awards to any Participant exceed 200,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) for any Performance Period of three years or (ii) the value of any property other than shares of Common Stock, including cash, paid with respect to Performance Awards, regardless of whether such payment is in cash or shares of Common Stock, exceed $10,000,000 for any Performance Period of three years, with proportionate adjustments for shorter or longer Performance Periods. Each grant of Performance Awards shall be evidenced by an Award Agreement.

     8.2. Code Section 162(m) Provisions. Notwithstanding any other provision in the Plan, if the Committee determines that at the time a Performance Award is granted to a Participant who is, or is likely to be, a "covered employee" under
Section 162 (m) of the Code during any Performance Period, then the Committee may provide that this Section 8.2 is applicable to such Performance Award.

          (a) In addition to any other restrictions imposed on such Performance Awards, Performance Awards shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives shall relate to one or more of the following criteria: revenue; unit growth; operating cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating earnings; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; and shareholder value add. Performance objectives may relate to the performance of the Company, a Subsidiary, an affiliate or a division or unit and may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

          (b) The measurement of the Company's performance against its performance objectives shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's financial statements, notes to the financial statements or management's discussion and analysis.

          (c) The Committee may adjust downwards, but not upwards, the number of shares of Common Stock to be granted to a Participant and/or the amount payable pursuant to a Performance Award.

     8.3. Payment. Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, or at such later time, in accordance with procedures established by the Committee.

                                   SECTION 9.

                              DEFERRED STOCK UNITS

     9.1. Deferred Stock Unit Awards. On fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to an Incentive Award ("Deferred Amount") payable by the Company or a Subsidiary and receive in lieu thereof an Incentive Award of a number of Deferred Stock Units (the "Elective Units") equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the "Supplemental Units") equal to the greatest whole number which may be obtained by dividing (x) 20% (or such other percentage as may be determined by the Committee at the date of grant) of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. The Committee may also grant a Participant an Incentive Award of Deferred Stock Units ("Freestanding Deferred Stock Units") without regard to any election by the Participant to defer receipt of any compensation payable to him.

     9.2. Dividends with respect to Deferred Stock Units. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date, by (y) the Fair Market Value of a share of Common Stock on such date.

     9.3. Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of (x) in the case of Supplemental Units, the date the corresponding Deferred Amount would have been paid absent the Participant's election to defer and (y) in the case of Freestanding Deferred Stock Units, the date of grant of such Units, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable date. Notwithstanding the foregoing, unless the Committee provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the date of the Participant's termination of employment with the Company and the Subsidiaries due to death or Disability, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date.

     9.4. Rights as a Stockholder. A Participant shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

     9.5. Settlement of Deferred Stock Units. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each vested Deferred Stock Unit (and related Dividend Equivalents) as of the earlier of (x) the fifth anniversary of the date of grant and (y) the date of such Participant's termination of employment due to Retirement, death or Disability (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee).

                                  SECTION 10.

                               CHANGE IN CONTROL

     10.1. Accelerated Vesting and Payment.  Subject to the provisions of
Section 10.2 below, in the event of a Change in Control, (i) each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable (except that the Change in Control Price shall not apply to Stock Appreciation Rights granted in tandem with Incentive Stock Options), (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable,
(iii) all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on the greater of target achievement or actual achievement as of the date of Change in Control and (iv) all Deferred Stock Units shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

     10.2. Alternative Awards. Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award other than a Performance Award or any class of Incentive Awards other than Performance Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

          (b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (c) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in it's sole discretion, promptly after the Change in Control); and

          (d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

                                  SECTION 11.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7 and 8.1, (ii) lower the minimum exercise price for Options and Stock Appreciation Rights or (iii) materially modify the requirements for eligibility to participate in the Plan, shall be subject to the approval of the Company's stockholders. No action of the Board may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Incentive Award.

                                  SECTION 12.

                            MISCELLANEOUS PROVISIONS

     12.1. Nontransferability of Awards. Unless the Board, the Committee or the Company's Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award to be transferred by a Participant to a Participant's family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the tranferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

     12.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

     12.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

     12.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine, including, without limitation, (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver, either actually or by attestation, to the Company, Qualifying Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's Federal, state and local withholding tax obligation.

     12.5. Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or by-laws, by contract, as a matter of law or otherwise.

     12.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

     12.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

     12.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

     12.9. No Impact On Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

     12.10. Securities Law Compliance. Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other times as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant or pursuant to a transfer permitted by Section 12.1. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

     12.11. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     12.12. Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

     12.13. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     12.14. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

     12.15. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

     12.16. Deferral of Awards. Notwithstanding any provision contained herein to the contrary, the transfer of earned Incentive Awards and Performance Awards to a Participant may be deferred by a Participant in accordance with such procedures and upon such terms and conditions as may be established by the Committee.

     12.17. Compliance with Section 162(m). Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

     12.18. Foreign Employees. Incentive Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants in the United States as may be necessary or desirable, in the judgment of the Committee, to recognize differences in currency, local law or tax policy.

     12.19. Effective Date and Term. The amended and restated Plan shall be effective upon the approval of the Plan by stockholders at the 2003 Annual Meeting. The Plan will terminate on the tenth anniversary of such approval unless sooner terminated by the Board pursuant to Section 11.

                                                                     APPENDIX I


           If you intend to attend the Annual Meeting, please be sure to check the "I plan to attend the meeting" box on the
                           reverse side of the Proxy.




           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                           LEXMARK INTERNATIONAL, INC.


The undersigned hereby appoints Paul J. Curlander, Gary E. Morin and Vincent J. Cole attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of stock of Lexmark International, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 2003 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND "FOR" PROPOSAL 2 TO APPROVE THE COMPANY'S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.


                           LEXMARK INTERNATIONAL, INC.
                                 P.O. BOX 11101
                           NEW YORK, N.Y. 10203-0101

[Reverse Side of Proxy]

                                Admission Ticket

                                Annual Meeting of
                                  Stockholders
                           Lexmark International, Inc.

                                 APRIL 30, 2003
                                    8:00 A.M.
                              Embassy Suites Hotel
                                1801 Newtown Pike
                            Lexington, Kentucky 40511


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

[ ] MARK, SIGN, DATE AND RETURN                              [ ]
    THE PROXY CARD PROMPTLY                        VOTES MUST BE INDICATED
    USING THE ENCLOSED ENVELOPE.                  [X] IN BLACK OR BLUE INK.

1.   ELECTION OF DIRECTORS -- TERMS TO EXPIRE IN 2006

         FOR  [ ]      WITHHOLD  [ ]      EXCEPTIONS*  [ ]
         ALL           FOR ALL

     Nominees:  (Michael J. Maples, Stephen R. Hardis, William R. Fields,
                Robert Holland, Jr.).

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)

     Exceptions*
                 -----------------------------------------------------------

2.   APPROVAL OF THE COMPANY'S STOCK         FOR      AGAINST     ABSTAIN
     INCENTIVE PLAN, AS AMENDED AND
     RESTATED.                              [   ]      [   ]       [   ]

3.   IN THEIR DISCRETION UPON SUCH
     OTHER BUSINESS AS MAY PROPERLY
     COME BEFORE THE MEETING OR ANY
     ADJOURNMENT OR POSTPONEMENT
     THEREOF.

       I plan to attend the meeting                    [   ]

       To change your address, please mark this box.   [   ]

       To include any comments, please mark this box.  [   ]





Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date        Share Owner sign here            Co-Owner sign here


---------   ------------------------------   ------------------------------